UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2006

BIOENVISION, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-24875	13-4025857
(Commission File No.)	(IRS Employer Identification No.)

345 Park Avenue, 41st Floor

New York, New York 10154

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 750-6700

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

On January 17, 2006, Deloitte & Touche LLP (“Deloitte”) notified Bioenvision, Inc. (the “Company”) that it will resign as the Company’s independent registered public accounting firm upon the completion of its review of the Company’s unaudited interim financial information for the quarter ended December 31, 2005.

The Company appointed Deloitte as its independent registered public accounting firm on April 4, 2005. The report of Deloitte on the Company’s financial statements for the fiscal year ended June 30, 2005 did not contain any adverse opinion, or disclaimer of opinion, nor was it qualified or modified as to audit scope or accounting principles.

In connection with its audit of the Company’s financial statements for the fiscal year ended June 30, 2005, and through January 17, 2006, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused it to make reference thereto in its report. During the Company’s most recent fiscal year and through January 17, 2006, none of the reportable events described in Item 304(a)(1)(v) of Regulation S-K occurred except for the identification of the following material weaknesses. In the Company’s quarterly report on Form 10-QSB for the three-month period ended March 31, 2005, the Company identified the following material weakness: Failure to ensure the correct application of SFAS 109 “Accounting for Income Taxes” with respect to purchase business combinations and failure to correct that error subsequently resulting from the lack of personnel knowledgeable in the accounting for income taxes. In the Company’s annual report on Form 10-KSB for the fiscal year ended June 30, 2005, the Company identified the following material weakness: Failure to maintain effective controls relating to the timely identification, evaluation and accurate resolution of non-routine or complex accounting matters.

Attached hereto as Exhibit 16.1 is a copy of Deloitte’s letter to the SEC.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

16.1	Letter of Deloitte & Touche LLP to the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOENVISION, INC.

Dated: January 20, 2006	By:	/s/ David P. Luci
David P. Luci
Chief Financial Officer, General Counsel and Corporate Secretary

EXHIBIT INDEX

16.1	Letter of Deloitte & Touche LLP to the Securities and Exchange Commission.